EXHIBIT 10.24

            THE INDEPENDENT STATE OF PAPUA NEW GUINEA
                  Petroleum Act, Chapter No. 198
              PETROLEUM PROSPECTING LICENCE NO: 192

I, JOHN R. GIHENO, CMG, M.P., Minister for Mining and Petroleum, acting pursuant to section 20 of the Petroleum Act, Chapter No.
198 and all other powers me enabling and having considered a report of the Petroleum Advisory Board, HEREBY GRANT to:

             INDO-PACIFIC ENERGY (PNG) PTY LIMITED
                 MOSAIC OIL NIUGINI PTY LIMITED
               CONTINENTAL OIL (PNG) PTY LIMITED

(hereinafter collectively referred to as the "Licensee") this Petroleum Prospecting Licence No. 192 in respect of the blocks described hereunder for a period of six years subject to the conditions set out hereunder.

Interpretation

In this Licence, "the Act" means the Petroleum Act, Chapter No.
198 and includes any amendment or re-enactment of that Act and words or expressions used in this Licence have the same respective meanings as in the Act.

Description of Blocks

All blocks listed hereunder can be identified by map title and section number as shown on the Graticular Section maps
(1:1,000,000) prepared and published under the authority of the Minister and available at the Department of Mining and Petroleum, Port Moresby.

FLY RIVER MAP SHEET
(S, B, 54 BLOCKS)

2206 to 2214
2278 to 2286
2350 to 2358
2422 to 2430
2495 to 2502
2569 to 2574
2641 to 2644
2714 to 2716
2786 to 2788

The total number of blocks in respect of this Licence is sixty
(60) and all are inclusive.

Conditions

1.   This Licence shall take effect from the date of grant.
2.   The Licensees shall at all times comply with:
(a) the provisions of the Act and the Regulations; and
(b) all directions given to him under the Act and the Regulations
3. The Licensees shall not transfer, or in any way deal in, this Licence unless to or with a "related corporation" within the meaning of the Companies Act during the first two years of the Licence unless the intending farminee(s) are acceptable to the Minister.
4. Within twelve months from the date of grant of this Licence, the Licensees at a cost of not less than K100,000 shall undertake the following work:
(a) reprocess and redisplay a minimum of 200 km of existing seismic;
(b) load reprocessed seismic on seismic workstation, together with log data from offset wells Eleva-1 and Lnagia-1, and conduct seismic attribute analysis and forward modelling studies to better delineate stratigraphic and structural highgraded areas;
(c) extend, by inclusion of Langia-1 and other wells, the existing fluid inclusion data base and review all evidence for oil generation and migration to the relevant area; and
(d) multi-level licence wide seismic remapping in time and depth, aided by workstation usage over highgraded areas.
5. Before the expiry of the second year of the Licence, the Licensees, at a cost of not less than US $100,000 shall complete the following work:
(a) field review of Douglas Bend staging area on Strickland River, and of environment in Kamu area, with a view to the logistics of future seismic, drilling and development;
(b) conceptual engineering and economic analysis of gas cycling/condensate stripping development of a "Kamu" type gas discovery; and
(c) integrated prospect and lead ranking report with recommendations.
6. The Licensees shall, not later than two months before the expiration of the second year of this Licence, submit acceptable proposals for work and expenditure in the third and fourth years of this Licence to the Minister for approval which shall at least include:
(a) the acquisition, processing and interpretation of 50 line km of detailed seismic data during year 3;
(b) the drilling of one exploration well in year 4 to a target approved by the Director;
(c) particulars of the financial resources available to the Licensees to carry out the foregoing work programme or if so requested by the Director an acceptable schedule of actions to be taken by the Licensees to ensure the availability of the necessary financial resources and of documentary evidence which will be submitted to the Director at appropriate times during the third and fourth years to this Licence to demonstrate that such actions have been taken.

7.   If:
(a) the programme carried out and completed under conditions 4 and 5 does not show significant results; or
(b) the proposals and financial particulars submitted under condition 6, together with any additional or alternative proposals and financial particulars which may be requested by the Minister, or submitted by the Licensees, are not acceptable to the Licensees or the Minister, and have not been approved within two months of the submission of the final submission of proposals under condition 6;
the Licensees may, by written notice served on the Director, apply to the Minister for consent to surrender the Licence.
8. The Licensees shall, not later than two months before the expiration of the fourth year of this Licence, submit acceptable proposals for work and expenditure in the fifth and sixth years of this Licence to the Minister for approval which shall include at least:
(a) the acquisition of 400 line km of 2D seismic data or 3D to equivalent value during year 5;
(b) the drilling of an exploration well in year 6 to test a target approved by the Director;
(c) if so requested by the Director, provide particulars of the financial resources available to the Licensees to carry out the foregoing work programme or if so requested by the Director an acceptable schedule of actions to be taken by the Licensees to ensure the availability of the necessary financial resources and of documentary evidence which will be submitted to the Director at appropritate times during the fifth and sixth years to this Licence to demonstrate that such actions have been taken.
9.   If:
(a) the programme carried out and completed under condition 6 does not show significant results; or
(b) the proposals and financial particulars submitted under condition 8, together with any additional or alternative proposals and financial particulars which may be requested by the Minister, or submitted by the Licensees, are not acceptable to the Licensees or the Minister, and have not been approved within two months of the submission of the final submission of proposalsunder condition 6;
the Licensees may, by written notice served on the Director, apply to the Minister for consent to surrender the Licence.
10. Subject to section 99 of the Act, the Licensees after service of notice under condition 7 or 9 shall cease to be liable for any obligations in respect of this Licence whether arising under the Act, the Regulations or these conditions to be performed or observed after the date of service of the notice, but this shall not affect the liability of the Licensees for any such obligations which should have been performed or observed before such date. A notice under conditions 7 or 9 may be served on the Director in accordance with section 115 of the Act.

11. If the Licensees should surrender the Licence under conditions 7 or 9, this Licence shall terminate upon the date of service of the instrument under section 97(6) of the Act.
12. The Licensees may take samples of any petroleum found in the Licence area for the purpose of testing and determining its chemical composition. With prior approval of the Director well flow tests may be carried out, but the Licensees shall not otherwise recover any petroleum from the Licence area.
13. The Licensees shall execute a Petroleum Agreement with the Independent State of Papua New Guinea (the "State") in respect of this Licence prior to the drilling of the first exploration well in the Licence area. The agreement shall, inter alia, provide that:
(a) the State shall be given the right to participate as a joint owner to the extent of not more than 22.5% in any development and in any petroleum development licence which results from the discovery of petroleum under this Licence;
(b) such participation, at the discretion of the State, shall be on a carried interest or paid basis, In the case where the State participates on a carried interest basis, the cost of the State's ownership interest will be paid out of its share of the petroleum produced; and
(c) the landowners of the petroleum development licence area shall be given the right to participate to the extent of not more than two percent. Such interest will be given to them free of cost up to the commencement of commercial production in respect of each development. The cost of such interest up to the commencement of commercial production will be contributed by the Licensee and the State in proportion to their respective interest.

Dated this 28th day of January, 1997
/s/ John R. Giheno
John R. Giheno, CMG, M.P.
Minister for Mining and Petroleum